                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                        SUNGLASS HUT INTERNATIONAL, INC.
                                       AT
                              $11.50 NET PER SHARE
                                       BY
                            SHADE ACQUISITION CORP.,
                          A WHOLLY-OWNED SUBSIDIARY OF
                             LUXOTTICA GROUP S.P.A.

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
                         MIDNIGHT,
 NEW YORK CITY TIME, ON FRIDAY, MARCH 30, 2001, UNLESS THE
                     OFFER IS EXTENDED.

                                                            March 5, 2001

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase dated March 5, 2001 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by Shade Acquisition Corp., a Florida corporation (the "Purchaser") and an indirect wholly-owned subsidiary of Luxottica Group S.p.A., an Italian corporation ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Sunglass Hut International, Inc., a Florida corporation (the "Company"), at a price of $11.50 per Share, net to the seller in cash (the "Share Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related letter of transmittal (the "Letter of Transmittal") (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The tender price is $11.50 per Share, net to the seller in cash.

        2. The Offer is being made for any and all outstanding Shares.

        3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of February 22, 2001 (the "Merger Agreement"), by and among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, that Purchaser will be merged with and into the Company (the "Merger") following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement.

        4. The Board of Directors of the Company (the "Company Board") has unanimously (i) determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of the Company and the Company's shareholders, (ii) approved the Merger Agreement, the Offer and the Merger and (iii) resolved to recommend that the Company's shareholders accept the Offer and approve and adopt the Merger Agreement and the Merger; PROVIDED, HOWEVER, that such recommendation and approval may be withdrawn, modified or amended to the extent that the Company Board determines in good faith (after having consulted with outside legal counsel) that such action is necessary in order for its directors to comply with their fiduciary duties to the Company's shareholders under applicable law.

        5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, March 30, 2001, unless the Offer is extended. In addition, unless theretofore accepted for payment by Purchaser pursuant to the Offer, tendered Shares may be withdrawn at any time after May 3, 2001.

        6. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED, AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE OF THE OFFER, THAT NUMBER OF SHARES WHICH REPRESENTS AT LEAST A MAJORITY OF THE OUTSTANDING SHARES ON A FULLY DILUTED BASIS (THE "MINIMUM CONDITION"), THERE NOT HAVING OCCURRED A MATERIAL ADVERSE CHANGE IN THE COMPANY OR ITS BUSINESS, AND THE EXPIRATION OR TERMINATION OF THE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED. THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE. SEE THE INTRODUCTION AND SECTIONS 1, 15 AND 16 OF THE OFFER TO PURCHASE. THE OFFER IS NOT CONDITIONED UPON PARENT OR PURCHASER OBTAINING FINANCING.

        7. Tendering shareholders will not be obligated to pay, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the sale and transfer of any Shares to Purchaser pursuant to the Offer.

    Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates evidencing such Shares or confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantee or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, and
(iii) any other documents required by the Letter of Transmittal.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions.

    YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made only by the Offer to Purchase and the related Letter of Transmittal, and any amendments or supplements thereto, and is being made to all holders of Shares. The Offer, however, is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In those jurisdiction where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                        SUNGLASS HUT INTERNATIONAL, INC.

                                       AT

                              $11.50 NET PER SHARE

                                       BY

                            SHADE ACQUISITION CORP.,

                          A WHOLLY-OWNED SUBSIDIARY OF

                             LUXOTTICA GROUP S.P.A.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 5, 2001 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Shade Acquisition Corp., a Florida corporation (the "Purchaser") and an indirect wholly-owned subsidiary of Luxottica Group S.p.A., an Italian corporation ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Sunglass Hut International, Inc., a Florida corporation (the "Company").

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

--------------------------------------------------------------------------------

  Number of Shares to be Tendered*: __________________________________________

  Date: ______________________________________________________________________
  ----------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   SIGN HERE

  ____________________________________________________________________________
  Signature(s)

  ____________________________________________________________________________

  ____________________________________________________________________________
  Please type or print name(s)

  ____________________________________________________________________________

  ____________________________________________________________________________
  Please Type or print address

  ____________________________________________________________________________
  Area Code and Telephone Number

  ____________________________________________________________________________
  Taxpayer Identification or Social Security Number
  ----------------------------------------------------------------------------

------------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.